EdR Announces Leasing Results for 2016-2017 Lease Term
Achieved 2.3% Same-Community Revenue Growth with Rates up 3.4% and opening occupancy of 96.7%

MEMPHIS, Tenn., Sept. 27 2016 – EdR (NYSE: EDR), one of the nation’s largest developers, owners and managers of high quality collegiate housing communities, today announced its leasing results for the 2016-2017 lease term.

EdR’s same-community portfolio of 27,537 beds opened the 2016-2017 lease term 96.7% occupied with rate growth of 3.4%. Although near optimum occupancy levels for the same-community portfolio, opening occupancy for the 2016-2017 lease term is 111 basis points (306 beds) behind prior year and 61 bps (168 beds) below the low end of prior guidance due to the previously discussed issues at the Company’s two communities serving the universities of Missouri and Oklahoma, which opened 81.2% and 61.1% occupied, respectively.

Without the negative leasing impact from the communities at Missouri and Oklahoma the remaining 46 communities in the same-community portfolio opened the 2016-2017 lease term 97.9% occupied, same as the prior lease term, with an average rate increase of 3.5%.

EdR’s new-community portfolio opened the 2016-2017 lease term 88.8% occupied, at the lower end of expectations. Opening occupancy was lower than typical underwriting due to known occupancy shortfalls at the Hub community, serving the University of Wisconsin. As the community was acquired in June we could not meaningfully impact leasing results for 2016-2017, but this is a strong, well-located asset in a good market that we expect to achieve occupancies in the high nineties next year.

“While disappointed that we were unable to make up significant ground at the universities of Missouri and Oklahoma, the leasing results for the rest of the portfolio demonstrate that demand in our markets continues to be strong,” stated Christine Richards, executive vice president and chief operating officer. “96.7% is the second highest portfolio occupancy achieved by EdR and we saw pricing power improve across the portfolio with 58% of our communities achieving rate growth greater than 3%, compared to 48% a year ago. These results, along with the expectation that supply and enrollment growth dynamics in our markets for 2017 remain consistent with this year, bode well for a favorable leasing environment for the 2017-2018 lease term.”

EdR reiterates its existing guidance for full year 2016 Core FFO per share/unit of $1.73 to $1.79.

About EdR
EdR (NYSE:EDR) is one of America's largest owners, developers and managers of collegiate housing. EdR is a self-administered and self-managed real estate investment trust that owns or manages 86 communities with more than 44,000 beds serving 53 universities in 24 states. EdR is a member of the Russell 2000 Index, the S&P MidCap 400 and the Morgan Stanley REIT indices. For details, please visit the company's Web site at www.EdRtrust.com.

For more information, contact:
J. Drew Koester, Senior Vice President, Capital Markets and Investor Relations
901-259-2523 dkoester@EdRtrust.com

For media information or photography, contact:
Craig Wack, PR Coordinator
901-252-6809 cwack@EdRtrust.com

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